Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Contingent Income Auto-Callable Securities linked to the worst performing shares between the common stock of Amazon.com Inc. and the common stock of Ebay Inc. due August 18, 2016	$3,265,100.00	$445.36
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

August 2013 Pricing Supplement (To Prospectus dated January 11, 2012 and Product Supplement dated February 27, 2013)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due August 18, 2016

$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each determination date on which the closing prices of both the underlying stocks are greater than or equal to 70% of their respective initial stock prices, which we refer to as the downside threshold level. In addition, if the closing prices of both the underlying stocks are greater than or equal to their respective initial stock prices on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to the stated principal amount and the contingent payment for that quarter. However, if on any determination date the closing price of either underlying stock is less than its respective initial stock price, the securities will not be redeemed and if the closing price of either underlying stock is less than the applicable downside threshold level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment and also the risk of receiving shares of the worst performing underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of either underlying stock is below its respective downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the worst performing underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stocks. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of either underlying stock will result in few or no contingent payments and/or a significant loss of your investments even if the other underlying stock appreciates or has not declined as much. These securities are for investors who are willing to risk their principal and seek and opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire 3 year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying stocks:	Common Stock of Amazon.com, Inc. (Bloomberg Ticker: “AMZN”) Common stock of eBay Inc. (Bloomberg Ticker: “EBAY”)
Aggregate principal amount:	$3,265,100
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	August 13, 2013
Original issue date:	August 16, 2013 (3 business days after the pricing date)
Maturity date:	August 18, 2016 subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the first eleven determination dates, the closing prices of both the underlying stocks are greater than or equal to their respective initial stock prices, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

•

If, on any determination date, the closing prices or the final stock prices, as applicable, of both the underlying stocks are greater than or equal to their respective downside threshold levels, we will pay a quarterly contingent payment of $0.2750 (11.00% per annum of the stated principal amount) per security on the related contingent payment date.

•

If, on any determination date, the closing price or the final stock price, as applicable, of either underlying stock is less than its respective downside threshold level, no contingent payment will be made with respect to that determination date.

Determination dates:	November 13, 2013, February 13, 2014, May 13, 2014, August 13, 2014, November 13, 2014, February 13, 2015, May 13, 2015, August 13, 2015, November 13, 2015, February 16, 2016, May 13, 2016 and August 15, 2016 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”, ” — Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to August 15, 2016 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:(1)	• If the final stock prices of both underlying stocks are greater than or equal to their respective downside threshold levels:	(i) the stated principal amount plus (ii) the quarterly contingent payment with respect to the final determination date
	• If the final stock price of either underlying stocks is less than its respective downside threshold level:	(i) a number of shares of the worst performing underlying stock equal to its exchange ratio as of the final determination date (and, if applicable cash in lieu of fractional shares), or (ii) at our option, the cash value of such shares as of the final determination date
The exchange ratio is less than 1 and your payment at maturity for each security will be the cash value of the fractional share.
Exchange ratio:	For each underlying stock, the principal amount divided by its initial stock price.
Worst performing underlying stock:	The underlying stock with the largest percentage decrease between its initial stock price and its final stock price, as compared to the percentage decreases or increases between the respective initial stock price and final stock price of both the underlying stocks. The determination of the worst performing underlying stock may be affected by the occurrence of certain corporate events affecting one or more of the underlying equities.
Downside threshold level:	$205.78, which is equal to 70% of the initial stock price of Amazon.com, Inc.
$37.88, which is equal to 70% of the initial stock price of eBay Inc. (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement).
Initial stock price:	$293.97, which is equal to the closing price of Amazon.com, Inc. on the pricing date
$54.12, which is equal to the closing price of eBay Inc. on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement).
Final stock price:	The closing price of each underlying stock on the final determination date
CUSIP:	90271L726
ISIN:	US90271L7266
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	2.25%	97.75%
Total	$3,265,100.00	$73,464.75	$3,191,635.25
(1)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).”
The estimated initial value of the Securities as of the trade date is $9.500 for securities linked to the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this pricing supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 27, 2013      Prospectus dated January 11, 2012

Pricing Supplement dated August 13, 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Product Supplement dated February 27, 2013:
http://www.sec.gov/Archives/edgar/data/1114446/000139340113000075/c335961_690828-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated February 27, 2013.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Investment Summary

The Contingent Income Auto-Callable Securities due August 18, 2016 based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc., which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which is an amount equal to $0.2750 (11.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing prices or the final stock prices, as applicable, of both the underlying stocks, are greater than or equal to 70% of their respective initial stock prices, which we refer to as the downside threshold levels. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing prices of the underlying stocks could remain below their respective downside threshold levels for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing prices of both the underlying stocks are greater than or equal to their respective initial stock prices on any of the first eleven determination dates, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final stock prices of both underlying stocks are greater than or equal to the respective downside threshold levels, the payment at maturity will also be the sum of the stated principal amount and the contingent payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final stock price of either underlying stock is less than the respective downside threshold level, investors will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the respective initial stock price, on a 1 to 1 basis and investors will be entitled to receive (i) a number of shares of the worst performing underlying stock equal to its exchange ratio as of the final determination date (and, if applicable, cash in lieu of fractional shares) or (ii) at our option, the cash value of such shares as of the final determination date. If UBS elects to deliver to you cash in lieu of shares, the “cash value” will be equal to the exchange ratio of the worst performing underlying stock multiplied by its final stock price. The value of such shares (or that cash) will be less than 70% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment. In addition, investors will not participate in any appreciation of the underlying stocks.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent payment equal to $0.2750 (11.00% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices or the final stock prices, as applicable, of both the underlying stocks are greater than or equal to 70% of their respective initial stock prices, which we refer to as the downside threshold level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the contingent payment, and the payment at maturity will vary depending on the final stock prices, as follows:

Scenario 1	On any of the first eleven determination dates, the closing prices of both the underlying stock are greater than or equal to their respective initial stock prices.
■ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
■ Investors will not participate in any appreciation of the underlying stocks from their respective initial stock prices.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final stock prices of both underlying stocks are greater than or equal to their respective downside threshold levels.
■ The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment with respect to the final determination date.
■ Investors will not participate in any appreciation of the underlying stocks from their respective initial stock prices.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final stock price of either underlying stock is less than its respective downside threshold level.

■

The payment due at maturity will be (i) a number of shares of the worst performing underlying stock equal to its exchange ratio as of the final determination date (and, if applicable, cash in lieu of fractional shares), or (ii) at our option, the cash value of those shares as of the final determination date.

■ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The securities will not pay a contingent payment if the closing price of any underlying stock is below its respective downside threshold level on any determination date. The securities will not be subject to an early redemption if the closing price of any underlying stock is below its respective initial stock price on any determination date. If not redeemed, you will lose some or all of your investment at maturity if either underlying stock is below its respective downside threshold level.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying stocks.
■	You believe the closing price of each of the underlying stocks will be equal to or greater than their respective downside threshold levels on the specified determination dates (including the final determination date).
■	You understand and accept that you will not participate in any appreciation in the price of the underlying stocks and that your potential return is limited to the quarterly contingent payments specified in the pricing supplement.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stocks.
■	You are willing to invest in the securities based on the contingent payments of $0.2750 (11.00% per annum of the stated principal amount).
■	You are willing to forgo dividends paid on the underlying stocks and you do not seek guaranteed current income from this investment.
■	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 3 years, and accept that there may be little or no secondary market for the securities.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying stocks.
■	You believe that the closing price of either underlying stock will decline during the term of the securities and is likely to close below the applicable downside threshold level on the determination dates (including the final determination date).
■	You seek an investment that participates in the full appreciation in the price of the underlying stocks or that has unlimited return potential.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stocks.
■	You are unwilling to invest in the securities based on the contingent payments of $0.2750 (11.00% per annum of the stated principal amount).
■	You prefer to receive the dividends paid on the underlying stocks and you seek guaranteed current income from this investment.
■	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 3 years, or you seek an investment for which there will be an active secondary market for the securities.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final stock prices.

Diagram #1: First Eleven Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your note are specified on the first page of this pricing supplement):

Hypothetical Initial Stock Price: Underlying Stock A: Underlying Stock B:	$300.00 $50.00
Hypothetical Downside Threshold Level: Underlying Stock A: Underlying Stock B:	$210.00, which is 70% of the initial stock price $35.00, which is 70% of the initial stock price
Hypothetical Exchange Ratio*: Underlying Stock A: Underlying Stock B:	0.0333, which is the stated principal amount divided by the hypothetical initial stock price 0.2000, which is the stated principal amount divided by the hypothetical initial stock price
Hypothetical Quarterly Contingent Payment:	$0.2625 per security
Stated Principal Amount:	$10.00 per security
*	The exchange ratio is less than 1 and your payment at maturity, for each security will be the cash value of the fractional share.

In Examples 1 and 2, the closing prices of the underlying stocks fluctuate over the term of the securities and the closing prices of the underlying stocks are greater than or equal to the hypothetical respective initial stock prices on one of the first eleven determination dates. Because the closing prices are greater than or equal to the respective initial stock prices on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing prices on the first eleven determination dates are less than their respective initial stock prices, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1				Example 2
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Payment	Early Redemption Amount*	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Payment	Early Redemption Amount
#1	$300.00 (at or above initial stock price)	$50.00 (at or above initial stock price)	—*	$10.2625	$220.00 (at or above downside threshold level; below initial stock price)	$40.00 (at or above downside threshold level; below initial stock price)	$0.2625	N/A
#2	N/A	N/A	N/A	N/A	$200.00 (below downside threshold level and initial stock price)	$36.00 (at or above downside threshold level; below initial stock price)	$0	N/A
#3	N/A	N/A	N/A	N/A	$215.50 (at or above downside threshold level; below initial stock price)	$32.00 (below downside threshold level and initial stock price)	$0	N/A
#4	N/A	N/A	N/A	N/A	$216.00 (at or above downside threshold level; below initial stock price)	$30.50 (below downside threshold level and initial stock price)	$0	N/A

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

	Example 1				Example 2
#5	N/A	N/A	N/A	N/A	$190.75 (below downside threshold level and initial stock price)	$37.00 (at or above downside threshold level; below initial stock price)	$0	N/A
#6	N/A	N/A	N/A	N/A	$229.50 (at or above downside threshold level; below initial stock price)	$41.00 (at or above downside threshold level; below initial stock price)	$0.2625	N/A
#7	N/A	N/A	N/A	N/A	$205.50 (below downside threshold level and initial stock price)	$33.00 (below downside threshold level and initial stock price)	$0	N/A
#8	N/A	N/A	N/A	N/A	$250.00 (at or above downside threshold level; below initial stock price)	$34.50 (below downside threshold level and initial stock price)	$0	N/A
#9	N/A	N/A	N/A	N/A	$205.75 (below downside threshold level and initial stock price)	$48.50 (at or above downside threshold level; below initial stock price)	$0	N/A
#10	N/A	N/A	N/A	N/A	$375.00 (at or above initial stock price)	$62.50 (at or above initial stock price)	—*	$10.2625
#11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Payment at Maturity	N/A				N/A
*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing prices for the underlying stocks are greater than or equal to their respective initial stock prices and the securities are redeemed as a result.
■	In Example 1, the securities are automatically redeemed following the first determination date, as the closing prices of both underlying stocks on the first determination date are equal to their respective initial stock prices. You receive the early redemption amount, calculated as follows:

stated principal amount + contingent payment = $10.00 + $0.2625 = $10.2625

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $10.2625 (a 2.625% total return on the securities).

■	In Example 2, the securities are automatically redeemed following the tenth determination date as the closing prices of both underlying stocks on the tenth determination date are greater than their respective initial stock prices. As the closing prices of both underlying stocks on the first, sixth and tenth determination dates are greater than their respective downside threshold levels, you receive the contingent payment of $0.2625 with respect to each such determination date. Following the tenth determination date, you receive an early redemption amount of $10.2625, which includes the quarterly contingent payment with respect to the tenth determination date.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although both underlying stocks have appreciated by 25% from their respective initial stock prices on the tenth determination date, you only receive $10.2625 per security and do not benefit from such appreciation. Your total return per security in this example is $10.7875 (a 7.875% total return on the securities).

	Example 3				Example 4
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Payment	Early Redemption Amount
#1	$200.75 (below downside threshold level and initial stock price)	$34.00 (below downside threshold level and initial stock price)	$0	N/A	$199.75 (below downside threshold level and initial stock price)	$29.00 (below downside threshold level and initial stock price)	$0	N/A
#2	$205.50 (below downside threshold level and initial stock price)	$33.00 (below downside threshold level and initial stock price)	$0	N/A	$198.50 (below downside threshold level and initial stock price)	$34.00 (below downside threshold level and initial stock price)	$0	N/A
#3	$206.00 (below downside threshold level and initial stock price)	$32.50 (below downside threshold level and initial stock price)	$0	N/A	$200.00 (below downside threshold level and initial stock price)	$33.50 (below downside threshold level and initial stock price)	$0	N/A
#4	$207.00 (below downside threshold level and initial stock price)	$31.00 (below downside threshold level and initial stock price)	$0	N/A	$201.00 (below downside threshold level and initial stock price)	$32.00 (below downside threshold level and initial stock price)	$0	N/A
#5	$208.50 (below downside threshold level and initial stock price)	$30.00 (below downside threshold level and initial stock price)	$0	N/A	$202.50 (below downside threshold level and initial stock price)	$31.00 (below downside threshold level and initial stock price)	$0	N/A
#6	$209.75 (below downside threshold level and initial stock price)	$29.00 (below downside threshold level and initial stock price)	$0	N/A	$203.75 (below downside threshold level and initial stock price)	$30.00 (below downside threshold level and initial stock price)	$0	N/A
#7	$198.00 (below downside threshold level and initial stock price)	$33.75 (below downside threshold level and initial stock price)	$0	N/A	$204.00 (below downside threshold level and initial stock price)	$31.75 (below downside threshold level and initial stock price)	$0	N/A

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

	Example 3				Example 4
#8	$199.00 (below downside threshold level and initial stock price)	$34.50 (below downside threshold level and initial stock price)	$0	N/A	$205.00 (below downside threshold level and initial stock price)	$32.50 (below downside threshold level and initial stock price)	$0	N/A
#9	$200.50 (below downside threshold level and initial stock price)	$31.25 (below downside threshold level and initial stock price)	$0	N/A	$206.50 (below downside threshold level and initial stock price)	$33.25 (below downside threshold level and initial stock price)	$0	N/A
#10	$201.95 (below downside threshold level and initial stock price)	$30.25 (below downside threshold level and initial stock price)	$0	N/A	$207.95 (below downside threshold level and initial stock price)	$29.25 (below downside threshold level and initial stock price)	$0	N/A
#11	$202.00 (below downside threshold level and initial stock price)	$29.50 (below downside threshold level and initial stock price)	$0	N/A	$208.00 (below downside threshold level and initial stock price)	$28.00 (below downside threshold level and initial stock price)	$0	N/A
Final Determination Date	$211.00 (below downside threshold level and initial stock price)	$37.00 (below downside threshold level and initial stock price)	—*	N/A	$160.00 (below downside threshold level and initial stock price)	$20.00 (below downside threshold level and initial stock price)	$0	N/A
Payment at Maturity	$10.2625				$4.00
*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final stock price.

■	In Example 3, on each of the first eleven determination dates, the closing price of one or both of the underlying stocks is below its respective downside threshold level. As a result, you do not receive a contingent payment with respect of any of those determination dates. At maturity, the closing prices of both underlying stocks are above their respective downside threshold levels on the final determination date. Although the final stock prices of the underlying stocks are less than their respective initial stock prices, because the final stock price of each underlying stock is not less than its respective downside threshold level, you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.2625 = $10.2625

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.2625 per security at maturity. Your total return per security in this example is $10.2625 (a 2.625% total return on the securities).

■	In Example 4, on each determination date throughout the term of the securities, the closing price of one or both of the underlying stocks is below its respective downside threshold level. As a result, you do not receive any contingent payment during the term of the securities and, at maturity, you are fully exposed to the decline in the worst performing underlying stock. As the final stock price of an underlying stock is less than its respective downside threshold level, investors will receive a number of shares of the worst performing underlying stock equal to its exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.2000 shares of the underlying stock = $20.00 × 0.2000 = $4.00

In this example, the value of shares you receive at maturity is significantly less than the stated principal amount. Your total return per security in this example is $4.00 (a 60.00% loss on the securities).

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and the final stock price of either underlying stock is less than its downside threshold level, UBS will deliver to you a number of shares of the worst performing underlying stock or the cash value of such shares at maturity, the value of which is expected to be worth significantly less than your stated principal amount resulting in a loss of some or all of your initial investment.

The securities will not pay a contingent payment if the closing price of any underlying stock is below its respective downside threshold level on any determination date. The securities will not be subject to an early redemption if the closing price of any underlying stock is below its respective initial stock price on any determination date. If not redeemed, you will lose some or all of your investment at maturity if either underlying stock is below its respective downside threshold level.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

■	You are exposed to the price risk of each underlying stock with respect to both the contingent payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the performance of each individual underlying stock. Unlike an instrument with a return linked to a basket of common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying stocks. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying stock. For the securities to be redeemed prior to maturity or to receive any contingent payment or the stated principal amount at maturity from UBS, both underlying stocks are required to close above their respective initial stock prices or downside threshold levels, respectively, on the applicable determination date. In addition, if these securities are not redeemed prior to maturity and if either underlying stock has declined below its downside threshold level as of the final determination date, you will be fully exposed to the negative return of the worst performing underlying stock, even if the other underlying stock has appreciated. Accordingly, your investment is subject to the price risk of each underlying stock.
■	Because the securities are linked to the performance of more than one underlying stock (instead of to the performance of one underlying stock), it is more likely that one of the underlying stocks will decrease in value below its downside threshold level, increasing the probability that you will not receive any contingent payments and will lose some or all of your initial investment. The risk that you will not receive any contingent payments and that at maturity you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying stock if their terms are otherwise substantially similar. With a greater total number of underlying stocks, it is more likely that an underlying stock will close below its downside threshold level on each determination date, including the final determination date, and therefore it is more likely that you will receive few or no contingent payments and at maturity will receive an amount in stock or cash which is worth less than your principal amount. In addition, if the performances of the underlying stocks are not correlated to each other, the risk that an underlying stock will close below its downside threshold level on each determination date, including the final determination date, is even greater.
■	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price of either underlying stock is less than their respective downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial stock price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the worst performing underlying stock equal to its exchange ratio (or, at our option, the cash value of such shares). The value of those shares on the final determination date (or that cash) will be less than 70% of the stated principal amount and could be zero.
■	The contingent payment, if any, is based solely on the closing prices of the underlying stocks on the specified determination dates. Whether the contingent payment will be made with respect to a determination date will be based on the closing prices or the final stock prices of the underlying stocks. As a result, you will not know whether you will receive the contingent payment until the related determination date. Moreover, because the contingent payment is based solely on the closing prices on a specific determination date or the final stock prices on the final determination date, if the closing price or final stock price of either underlying stock is less than its respective downside threshold level, you will not receive any contingent payment with respect to that determination date, even if the closing price of either underlying stock was higher on other days during the term of the securities.
■	You will not receive any contingent payment for any quarterly period where the closing price of either underlying stock on the determination date is less than its respective downside threshold level. A contingent payment will be made with respect to a quarterly period only if the closing prices of both underlying stocks are greater than or equal to their respective downside threshold levels. If the closing price of either underlying stock remains below its respective downside threshold level on each determination date over the term of the securities, you will not receive any contingent payment.
■	Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying stocks reflects a higher expectation as of the pricing date that the closing prices of such underlying stocks could close below their downside threshold levels on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are set on the pricing date, a stock’s volatility can change significantly over the term of the securities. The closing prices of the underlying stocks for your securities could fall sharply, which could result in a significant loss of principal.
■	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
■	Stock specific risk. The closing prices of the underlying stocks can rise or fall sharply due to factors specific to the underlying stocks and the issuers of the underlying stocks (the ``underlying stock issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying stock issuers and the underlying stocks for your securities. For additional information regarding the underlying stocks, please see ``Information about the Underlying Stocks,” “Amazon.com, Inc.” and “eBay Inc.” below and the underlying stock issuers’ SEC filings referred to in this section. We urge you to review financial and other information filed periodically by the underlying stock issuers with the SEC.
■	Fair value considerations.
■	The issue price you pay for the securities exceeds their estimated initial value — The issue price you pay for the securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and expected dividends on the underlying stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date is less than the issue price you pay for the securities.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your securities at any time will vary based on many factors, including the factors described above and in “— Stock specific risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date — We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations
■	There may be little or no secondary market for the securities — The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of securities prior to maturity — The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying stocks; the volatility of the underlying stocks; the dividend rate paid on the underlying stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	Investors will not participate in any appreciation in the prices of the underlying stocks. Investors will not participate in any appreciation in the prices of the underlying stocks from their respective initial stock prices, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing prices or the final stock prices of the underlying stocks are greater than or equal to their respective downside threshold levels. It is possible that the closing prices of the underlying stocks could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the prices of the underlying stocks will rise or fall. The prices of the underlying stocks will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stocks. You should be willing to accept the downside risks of owning equities in general and the underlying stocks in particular, and to assume the risk that, if the securities are not automatically redeemed, you may lose some or all of your initial investment.
■	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock prices and the final stock prices and whether the closing prices of the underlying stocks on any determination date are greater than or equal to their respective initial stock prices or are below their respective downside threshold levels. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

■	Investing in the securities is not equivalent to investing in the shares of the underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.
■	No affiliation with the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stocks in connection with the offering.
■	We may engage in business with or involving the underlying stock issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stocks, which may or may not recommend that investors buy or hold the underlying stocks.
■	The antidilution protection of the underlying stocks are limited and may be discretionary. The calculation agent will make adjustments

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

to the applicable initial stock price and downside threshold level for certain corporate events affecting a particular underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.
■	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying stocks. These hedging or trading activities on or prior to the pricing date could potentially affect the initial stock prices of the underlying stocks and, as a result, the downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing prices of the underlying stocks on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Information about the Underlying Stocks
Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. (“Amazon”) offers services to consumers, sellers, enterprises and content creators through its retail websites. It also manufactures and sells Kindle devices. Amazon offers programs that enable sellers to sell their products on its websites and to fulfill orders through Amazon. Amazon serves developers through Amazon Web Services, which provides access to technology infrastructure that enables any type of business. In addition, Amazon generates a significant component of its revenue through co-branded credit card agreements. Amazon has organized its operations into two principal segments: North America and International. Information filed by Amazon with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-22513, or its CIK Code: 0001018724. Amazon’s website is http://www.amazon.com. Amazon’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AMZN.”

Information as of market close on August 13, 2013:

Bloomberg Ticker Symbol:	AMZN UW <Equity>
Current Stock Price:	$293.97
52 Weeks Ago (on August 13, 2012):	$232.44
52 Week High (on July 26, 2013):	$312.01
52 Week Low (on November 15, 2012):	$220.64

All disclosures contained herein regarding the underlying stock are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock. You should make your own investigation into the underlying stock.

The underlying stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying stock issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying stock for the period of January 2, 2009 through August 13, 2013. The closing price of the underlying stock on August 13, 2013 was $293.97. The associated graph shows the closing prices of the underlying stock for each day from January 3, 2000 to August 13, 2013. The dotted line represents the downside threshold level of $205.78, which is equal to 70% of the closing price on August 13, 2013. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

Amazon.com, Inc.	High	Low	Period End
2009
First Quarter	$75.58	$48.44	$73.44
Second Quarter	$87.56	$73.50	$83.66
Third Quarter	$93.85	$75.63	$93.36
Fourth Quarter	$142.25	$88.67	$134.52
2010
First Quarter	$136.55	$116.00	$135.73
Second Quarter	$150.09	$108.61	$109.26
Third Quarter	$160.73	$109.14	$157.06
Fourth Quarter	$184.76	$153.03	$180.00
2011
First Quarter	$191.25	$160.97	$180.13
Second Quarter	$206.07	$178.34	$204.49
Third Quarter	$241.69	$177.79	$216.23
Fourth Quarter	$246.71	$173.10	$173.10
2012
First Quarter	$205.44	$175.93	$202.51
Second Quarter	$231.90	$185.50	$228.35
Third Quarter	$261.68	$215.36	$254.32
Fourth Quarter	$261.50	$220.64	$251.14
2013
First Quarter	$283.99	$253.39	$266.49
Second Quarter	$281.76	$248.23	$277.69
Third Quarter (through August 13, 2013)	$312.01	$282.10	$293.97

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

The Common Stock of Amazon.com, Inc. — Daily Closing Prices January 3, 2000 to August 13, 2013

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

eBay Inc.

According to publicly available information, eBay Inc. (“eBay”) connects buyers and sellers globally on a daily basis through eBay, an online marketplace located at www.ebay.com, and PayPal, which enables individuals and businesses to send and receive online payments through www.paypal.com. eBay operates through three reportable segments: Marketplaces, Payments and GSI. eBay’s Marketplaces segment brings buyers and sellers together through fully automated online websites and mobile applications that are generally available throughout the world at any time, including through localized eBay.com sites in many countries. The Marketplaces segment includes eBay.com, StubHub, Fashion, Motors and Half.com, in addition to classifieds websites such as Marktplaats.nl and mobile.de, and advertising services. eBay’s Payments segment provides payment and settlement capabilities for consumers and merchants on and off eBay websites and other merchant websites through three primary brands PayPal, Bill Me Later and BillSAFE. eBay’s GSI segment provides ecommerce and interactive marketing services to enterprise clients, and offers a broad suite of solutions designed to power merchants' online businesses and effectively integrate with their other sales channels. Information filed by eBay with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-24821, or its CIK Code: 0001065088. eBay’s website is http://www.ebay.com. eBay’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “EBAY.”

Information as of market close on August 13, 2013:

Bloomberg Ticker Symbol:	EBAY UW <Equity>
Current Stock Price:	$54.12
52 Weeks Ago (on August 13, 2012):	$45.32
52 Week High (on April 11, 2013):	$57.78
52 Week Low (on August 15, 2012):	$44.98

All disclosures contained herein regarding the underlying stock are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock. You should make your own investigation into the underlying stock.

The underlying stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying stock issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying stock for the period of January 2, 2009 through August 13, 2013. The closing price of the underlying stock on August 13, 2013 was $54.12. The associated graph shows the closing prices of the underlying stock for each day from January 3, 2000 to August 13, 2013. The dotted line represents the downside threshold level of $37.88, which is equal to 70% of the closing price on August 13, 2013. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including the determination dates.

eBay Inc.	High	Low	Period End
2009
First Quarter	$15.18	$10.27	$12.56
Second Quarter	$18.24	$13.13	$17.13
Third Quarter	$24.45	$15.91	$23.61
Fourth Quarter	$25.44	$22.27	$23.54
2010
First Quarter	$27.57	$21.77	$26.95
Second Quarter	$27.37	$19.61	$19.61
Third Quarter	$24.99	$19.26	$24.40
Fourth Quarter	$31.19	$24.08	$27.83
2011
First Quarter	$34.69	$27.72	$31.04
Second Quarter	$34.40	$28.35	$32.27
Third Quarter	$34.41	$26.95	$29.49
Fourth Quarter	$33.87	$28.11	$30.33
2012
First Quarter	$38.08	$30.16	$36.89
Second Quarter	$43.50	$35.47	$42.01
Third Quarter	$50.48	$38.60	$48.41
Fourth Quarter	$52.82	$46.22	$51.02
2013
First Quarter	$57.21	$50.11	$54.22
Second Quarter	$57.78	$50.75	$51.72
Third Quarter (through August 13, 2013)	$57.38	$51.50	$54.12

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

The Common Stock of eBay Inc. — Daily Closing Prices January 3, 2000 to August 13, 2013

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

This document relates only to the securities offered hereby and does not relate to the underlying stocks or other securities of the underlying stocks. We have derived all disclosures contained in this document regarding the underlying stocks from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stocks. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the underlying stocks (and therefore the price of the underlying stocks at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stocks could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stocks.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-44 of the product supplement and to discuss the tax consequences of your particular situation with your tax advisor.
Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying stocks. If your securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or, except as noted below, redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. In the event that at the time of a redemption at maturity the final stock price of either underlying stock is less than its respective downside threshold level, and we elect to deliver shares of the worst performing underlying stock, you should not recognize any income, gain or loss on the receipt of such shares (other than the final contingent coupon), and your U.S. federal income tax basis in the shares you receive should equal the principal amount of your securities. Your holding period in the shares you receive would begin on the day after you beneficially receive such shares. If you receive cash in lieu of a fractional share of the worst performing underlying stock, you would generally recognize a short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis (determined in the manner described above) in such fractional share.
In addition, any contingent coupon that is paid by UBS (including any on the maturity date or upon early redemption) should be included in your income at the time received or accrued as ordinary income at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Unless otherwise specified in this pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-46 of the product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent coupon and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Additional Provisions:
In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-US Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.
Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% Medicare tax on all or a portion of their ”net investment income,” which may include any gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) and FATCA (discussed below), we currently do not intend to withhold any tax on any contingent payments made to a Non-U.S. Holder that provides us with a fully completed and validly executed applicable Internal revenue Service (“IRS”) Form W-8. However, it is possible that the Internal Revenue Service could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treat). We will not pay any additional amounts in respect of such withholding.
Section 871(m) of the Internal Revenue Code of 1986, as amended, requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments or deemed payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Additional Provisions:
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.
Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any underlying stock that you may receive in connection with your investment in the securities. You may be subject to adverse U.S. federal income tax consequences of owning the underlying stock, including being subject to U.S. withholding tax on any dividends received in respect of the underlying stock. You should consult your own tax advisors concerning the application of U.S. federal income tax laws to your beneficial ownership of any underlying stock received at maturity.
Proposed Legislation. Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 12 of this document for a discussion of these adverse effects.

August 2013

Contingent Income Auto-Callable Securities due August 18, 2016
$3,265,100 Based on the worst performing shares between the common stock of Amazon.com, Inc. and the common stock of eBay Inc.

Additional Provisions:
Supplemental information regarding plan of distribution (conflicts of interest; secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.
We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities. UBS Securities LLC and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 3 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this pricing supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

August 2013